Exhibit 10.12

This is an English translation

EXCLUSIVE CALL OPTION AGREEMENT

The Exclusive Call Option Agreement (this “Agreement”) is entered into as of December 14, 2007 among the following parties in Shenyang, the People’s Republic of China (the “PRC”):

1.	Penglai Nuokang Pharmaceutical Co., Ltd, a wholly foreign-owned enterprise registered and effectively existing under the PRC law (“Party A”);

2.	XUE Baizhong, a citizen of the PRC, holding the PRC Identification Card No.: 220104196509011554, with the address of 4-3-2, No. 13, Chongshan Middle Road, Huanggu District, Shenyang City (“Party B”); and

3.	Liaoning Nuokang Medicines Co., Ltd., a limited liability company organized and existing under the laws of the PRC solely and owned by a natural person, with the registered address of No.219, Qingnian Street, Shenhe District, Shenyang City (“Party C”).

As used in this Agreement, Party A, Party B, and Party C is each referred to as a “Party”, and collectively, the “Parties”.

WHEREAS,

1.	Party B owns 100% of the equity interest in Party C.

2.	Party C and Party A entered into a series of agreements including the Exclusive Technology Support and Management Consulting Service Agreement.

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

1.	Purchase and Sale of the Equity Interest

Section 1.1 Authorization

Party B hereby irrevocably grants, to the extent permitted by the laws of the PRC, an irrevocable call option (the “Call Option of Equity Interest”) to Party A or one or more persons designated by Party A (the “Designated Persons”) to purchase (in accordance with the steps determined by Party A or its Designated Persons and at the price specified in Section 1.3 hereof) at any time from Party B all or part of Party B’s equity interest in Party C, provided that the business operation of Party C is not affected. Except for Party A and the Designated Persons, Party B shall not grant such right to any other party. Party C hereby agrees on the grant of the Call Option of Equity Interest by Party B to Party A. As specified in this section and in this Agreement, a “person” includes a natural person, corporation, joint venture, partnership, enterprise, trust or non-corporate organization.

Section 1.2 Steps for Exercising the Call Option

Party A shall exercise its Call Option of Equity Interest in accordance with laws and regulations of the PRC. Party A shall send a written notice (the “Notice of Exercise”) to Party B when it exercises the Call Option of Equity Interest. The Notice of Exercise shall state the following: (a) Party A’s decides to exercise the call option; (b) the percentage of the Equity Interest that Party A intends to purchase from Party B (the “Purchased Equity Interest”); and (c) Purchase Date/Equity Interest Transfer Date.

Section 1.3 Purchase Price

Except as required otherwise by law, the price of the Purchased Equity Interest (the “Purchase Price”) shall be equal to the amount of registered capital contributed by Party C, or the minimum price permitted by law or agreed upon by two parties. To the extent permitted by PRC laws then or thereafter effective, Party B agrees to remit the Purchase Price back to Party A in return or other forms in ten days after it receives the Purchase Price.

The above Purchase Price is subject to applicable laws and regulations of the PRC.

Section 1.4 Transfer of the Purchased Equity Interest

Whenever Party A’s exercise of the Call Option of Equity Interest:

(a)	Party B shall timely pass the resolution approving the transfer of the equity interest from Party B to Party A and/or the Designated Persons;

(b)	Party B shall, in accordance with the terms and conditions of this Agreement and the Notice of Exercise, enter into an equity transfer agreement with Party A (or the Designated Persons);

(c)	The related parties shall execute all other requisite contracts, agreements or documents, acquire all requisite approval and consent from the government, and take all requisite actions to transfer the valid ownership of the Purchased Equity Interest to Party A and/or the Designated Person free of any security interest, so that Party A and/or the Designated Person becomes the registered owner of the Purchased Equity Interest. For this section and this Agreement, the “Security Interest” has the meaning of security, mortgage, right or interest of any third party, any call option of equity interest, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements. However, it does not include the pledge of equity interest in favor of Party A and those with prior written consent from Party A.

Section 1.5 Payment

Party A shall pay the Purchase Price in cash when it exercises the Call Option of Equity Interest and this payment shall be made in compliance with the then effective PRC laws.

2.	Covenants Relating to the Equity Interest

Section 2.1 Covenants of Party C

Party C hereby covenants that:

(a)	It will not, without prior written consent of Party A, supplement, change or amend in any form its articles of association, increase or decrease its registered capital, or change the capital structure in any other ways;

(b)	It will follow good finance and business standards and practices and be continuously in existence. It will also prudently and effectively operate its business and handle related affairs;

(c)	It will not, without prior written consent from Party A, from the execution date of this Agreement, sell, transfer, mortgage or otherwise dispose by any other means of any assets, legitimate or beneficial interest in its business or income in the value of more than RMB 2,000,000 (inclusive), or to encumber any other security interest on it;

(d)	Without prior written consent from Party A, it will not incur, inherit, guarantee or allow the existence of any debt, with the exception of: (i) the debt incurred during the ordinary or daily course of business and not incurred through the borrowing; (ii) the debt having been disclosed to Party A or for which written consent from Party A has been obtained;

(e)	It will normally operate all businesses to maintain the asset value of Party B, and it will not take any action or any non-action that may adversely affect its business operation and asset value;

(f)	It will not, without prior written consent by Party A, enter into any material contract in the value of more than RMB 2,000,000, except such contracts that are entered into during the ordinary course of business;

(g)	It will not provide any loan or credit line to anyone without prior written consent from Party A;

(h)	At the request of Party A, it will provide all materials related to its business and financial conditions to Party A;

(i)	It will purchase and maintain insurance policies from insurance companies acceptable to Party A. The insured amount and category shall be the same as those held by the companies located in the same geographical area, operating the similar business and owning similar properties and assets;

(j)	Without prior written consent from Party A, it will not merge or associate with any person, or acquire any person or invest in any person;

(k)	It will immediately notify Party A of the occurrence or the possible occurrence of litigation, arbitration or administrative proceeding related to its assets, business and income;

(l)	In order to maintain its ownership of all its assets, it will execute all requisite or appropriate documents, carry out all requisite or appropriate actions, initiate all requisite or appropriate allegations, or make requisite or appropriate plea for all claims;

(m)	It will not distribute dividends to its shareholders in any form without prior written consent of Party A. When Party B receives from it any profit, dividend, interest or bonus for any reasons, Party B, to the extent permitted by the PRC law, shall repay Party A the same amount as the above-said profit, dividend, interest, or bonus.

Section 2.2 Covenants of Party B

Party B covenants that:

(a)	Without prior written consent of Party A, it will not, from the execution date of this Agreement, sell, transfer, mortgage or otherwise dispose by any other means of any assets, legitimate or beneficial interest in any equity interest, or allow the creation of any security interest on such equity interest, except the pledge created on the equity interest in favor of Party A;

(b)	Without prior written consent of Party A, it will not approve the sale, transfer, mortgage or otherwise disposal by any other means of any assets, legitimate or beneficial interest in its equity interest, or any encumbrance created over its equity interest, except the pledge created on the equity interest in favor of Party A;

(c)	Without prior written consent of Party A, it will not approve Party C to merge or associate with any person, or acquire any person or invest in any person;

(d)	It will immediately notify Party A of the occurrence or the possible occurrence of litigation, arbitration or administrative proceeding related to any of its equity interest;

(e)	It will approve the transfer of the Purchased Equity Interest under this Agreement;

(f)	In order to maintain its ownership of the equity interest, it will execute all requisite or appropriate documents, carry out all requisite or appropriate actions, initiate all requisite or appropriate allegations, or make requisite or appropriate plea for all claims;

(g)	At the request of Party A at any time, it will immediately and unconditionally transfer its equity interest in Party C to Party A or the Designated Person;

(h)	It will strictly comply with the terms and conditions of this Agreement and other agreements entered into jointly or severally by Party B, Party C and Party A. It will perform all obligations under these agreements, and will not take actions (or no actions) which will affect the validity and enforceability of these agreements;

3.	Representations and Warranties

Representations and Warranties of Party B and Party C

As of the execution date of this Agreement and as of each transfer date, Party B and Party C hereby represent and warrant jointly and severally as follows:

(a)	It has the power and authority to enter into and perform this Agreement and any equity transfer agreement (the “Equity Transfer Agreement”) to be entered into in relation to each transfer of the Purchased Equity Interest according to this Agreement, and perform its obligations under this Agreement and any Equity Transfer Agreement. Upon execution, this Agreement and each Equity Transfer Agreements to which it is a party constitute a legal, valid and binding obligation and is enforceable against Party B and Party C in accordance with the relevant terms therein;

(b)	Neither the execution and performance of this Agreement or any Equity Transfer Agreement nor the performance of the obligations under this Agreement and any Equity Transfer Agreement (i) results in any violation of any relevant laws of PRC; (ii) contradicts its articles of association or other organizational documents; (iii) causes any breach of any contracts or instruments to which it is a party or having binding obligation on it, or constitute a breach to any contracts or instruments to which it is a party or having binding obligation on it; (iv) causes any violation of any approvals or permits granted to it; or (v) causes any permits or approvals granted to it to be revoked or to be imposed more additional conditions;

(c)	Party B owns good and marketable title to the equity interest in Party C and has the right to sell the equity interest. Party B did not create any security interest on the said equity interest, except the pledge of equity interests in favor of and agreed by Party A;

(d)	Party C does not have any outstanding debt, except (i) the debt incurred in its ordinary course of business; and (ii) the debt having been disclosed to Party A and for which written consent from Party A has been obtained;

(e)	Party C abides by all laws and regulations applicable to the purchase of assets;

(f)	No litigation, arbitration or administrative proceeding relating to the equity interest and assets of Party C or the company is underway or pending.

4.	Effective Date

This Agreement shall be effective from the execution date, with a term of ten years. It can be extended at the option of Party A.

5.	Governing Law and Dispute Resolution

Section 5.1 Governing Law

The execution, validity, interpretation and performance of this Agreement, and resolution of the disputes under this Agreement, shall be governed by the laws of the PRC.

Section 5.2 Dispute Resolution

Any dispute arising from the interpretation and performance of this Agreement shall be first settled through friendly consultation between the parties of this Agreement. If no settlement can be reached through such consultation within thirty (30) days of the date of the written notice sent by one party to the other requesting to settle the dispute, any party shall have the right to refer the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the then effective arbitration rules. The arbitration shall take place in Beijing and be conducted in Chinese.

The arbitration award is final, and binding upon both parties of this Agreement.

6.	Taxes and Expenses

Each party shall, according to PRC law, be responsible for any and all transfer and registration taxes, costs and expenses that has incurred to or imposed on it for the preparation and execution of this Agreement and all Equity Transfer Agreements, and for the completion of transactions contemplated by this Agreement and all Equity Transfer Agreements.

7.	Notices

This Agreement requires that notices or other communications sent by any party or company shall be written in Chinese, and be delivered by the recognized courier service, by mail or fax to other parties at the following addresses or other addresses which are notified by the parties from time to time. The date of delivery shall be determined as follows: (a) for notices delivered in person, the date on which the notice is delivered in person shall be deemed as the date of delivery; (b) for notices delivered by mail, the tenth day after full payment of postage (as shown on the stamp) on national mail or the fourth day after the notice is submitted to an international courier agent shall be deemed as the date of delivery; and (c) for notices by fax, the receipt date shown on the transmission receipt shall be deemed as the time at which the notice is delivered.

Party A:	Penglai Nuokang Pharmaceutical Co., Ltd
	Address:	No.136, Nanguan Road, Penglai City

Party B:	XUE Baizhong
	Address:	4-3-2, No. 13, Chongshanzhong Road, Huanggu District, Shenyang City

Party C:	Liaoning Nuokang Medicines Co., Ltd
	Address:	No.219, Qingnian Street, Shenhe District, Shenyang City

8.	Confidentiality

Each party acknowledges and confirms that any oral or written materials exchanged by the parties relating to this Agreement are confidential. Each party shall keep all such materials confidential. Without written approval by the other party, the party shall not disclose to any third party any relevant materials, but with the exception of the following situations: (a) the public has already known or may have already learned of such materials (except that such materials are disclosed to the public by the party receiving such materials); (b) materials required to be disclosed by applicable law; or (c) any party discloses such materials to its legal or financial advisors as necessary to the transaction contemplated under this Agreement, and such legal or financial advisors shall have the confidentiality obligations similar to that set forth in this section. The breach of the confidentiality obligation by staff or employed institution of any party shall be deemed as a breach of such obligation by that party, who shall bear the default liability in accordance with this Agreement. This section survives the termination of this Agreement in any case.

9.	Further Assurance

The Parties to the Agreement agree to promptly execute the documents reasonably required to perform this Agreement or the documents that facilitate the performance of the Agreement, and to take actions reasonably required to perform this Agreement or actions that facilitate the performance of the Agreement.

10.	Miscellaneous

Section 10.1 Amendment, Modification and Supplement

Any amendment, modification and supplement to this Agreement shall be subject to the written agreement executed by each party.

Section 10.2 Observance of Laws and Regulations

The parties of this Agreement shall observe and ensure that their respective business fully observe all laws and regulations of PRC that are officially published and publicly available.

Section 10.3 Headings

The headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation, explanation or in any other way the meaning of the provisions of this Agreement.

Section 10.4 Language

This Agreement is prepared and executed in Chinese in three counterparts.

Section 10.5 Severability

If any or several provisions of this Agreement are regarded as invalid, illegal or unenforceable in any way according to any laws or regulations, the validity, legality and enforceability of other provisions hereof shall not be affected or impaired in any way. All the parties shall, through sincere consultation, urge to replace such invalid, illegal or unenforceable provisions with valid ones, and, to the extent possible, such valid provisions shall generate similar economic effects as those generated from the invalid, illegal or unenforceable provisions.

Section 10.6 Successor

This Agreement shall bind on and be beneficial to the successor and the transferee (as approved by all other parties) of each party.

Section 10.7 Survival

Any obligation that arises prior to the end or termination of this Agreement shall survive the end or termination of this Agreement.

Section 5 and Section 8 hereof and this section shall survive the termination of this Agreement.

Section 10.8 Waiver

Any party to this Agreement may waive the terms and conditions of this Agreement in writing but the waiver shall be signed by the other parties. Any waiver by one party to a breach made by a certain party under certain circumstances shall not be construed as a waiver already made by such party to any similar breach by other parties under other circumstances.

Exclusive Call Option Agreement

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IN WITNESS THEREFORE, the parties hereof have caused the Agreement to be executed by their duly authorized representatives as of the date first written above.

Party A: Penglai Nuokang Pharmaceutical Co., Ltd

By: /s/ XUE Baizhong
Name: XUE Baizhong
Title: Chairman of the board of directors

Party B: XUE Baizhong

By: /s/ XUE Baizhong
Name: XUE Baizhong

Party C: Liaoning Nuokang Medicines Co., Ltd

By: /s/ XUE Baizhong
Name: XUE Baizhong
Title: Chairman of the board of directors